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                                                                     EXHIBIT 5.1


                                  May 21, 1998



Waste Connections, Inc.
2260 Douglas Blvd., Suite 280
Roseville, California 95661


Ladies and Gentlemen:

          We have acted as counsel for Waste Connections, Inc. (the "Company") in connection with its Registration Statement on Form S-1 (File No. 333-48029) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 2,300,000 shares of the Company's Common Stock, $0.01 par value, to be sold by the Company. We are of the opinion that the shares being so registered for sale have been duly authorized and, when sold and delivered as contemplated in such Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such Registration Statement.

                                             Very truly yours,

                                             SHARTSIS, FRIESE & GINSBURG LLP


                                             By  /s/ Robert D. Evans

                                                  Robert D. Evans